UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2018, the Board of Directors (the "Board") of SCANA Corporation ("SCANA") approved an increase in the size of the Board from nine to eleven members and elected the following individuals to serve in the newly created seats as Class II members until the upcoming annual meeting of shareholders, at which time the Board intends to propose each for election by the shareholders:

•	Mr. John (Jeb) E. Bachman, Partner (retired), PricewaterhouseCoopers

•	Dr. Patricia D. Galloway, Chair of the Board and former CEO, Pegasus-Global Holdings, Inc.

Mr. Bachman and Dr. Galloway have been appointed to serve on the Board's newly-formed Special Litigation Committee, with Dr. Galloway to serve as the Chair of that committee.

Mr. Bachman and Dr. Galloway, will each receive SCANA's current annual director compensation retainer of $219,000, payable upfront, of which $131,400 will be paid in shares of SCANA common stock and $87,600 will be paid in cash. Also, each will receive a quarterly retainer fee of $15,000, paid in cash, for serving on the Special Litigation Committee. In addition to the retainer fees, Mr. Bachman and Dr. Galloway will participate in other arrangements for non-employee directors as described in Part III, Item 11, Executive Compensation under the caption "Director Compensation" of SCANA's Form 10-K/A filed on April 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: July 18, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller